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                                                                    EXHIBIT 11.1

                         SOUTHWESTERN LIFE CORPORATION
            COMPUTATION OF EARNINGS (LOSS) PER SHARE OF COMMON STOCK
             ON AVERAGE SHARES OUTSTANDING AND FULLY DILUTED BASES
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                        -----------------------
                                                           1994         1993
                                                        ----------   ----------
                                                                     (RESTATED)
Computation for statements of earnings:
  Operating earnings (loss)...........................    $(39,369)    $105,623
  Less dividends on preferred stock...................      (4,325)      (7,700)
                                                        ----------   ----------
  Operating earnings (loss) applicable to common
   stock..............................................     (43,694)      97,923
  Cumulative effect to January 1, 1993 of change in
   method of accounting for postretirement benefits...                   (1,812)
  Extraordinary losses................................                   (1,231)
                                                        ----------   ----------
  Net earnings (loss) applicable to common stock......   $ (43,694)   $  94,880
                                                        ----------   ----------
                                                        ----------   ----------
  Weighted average common shares outstanding..........  47,870,690   47,908,225
                                                        ----------   ----------
                                                        ----------   ----------
  Earnings (loss) per common share:
    Operating earnings (loss).........................   $    (.91)   $    2.05
    Cumulative effect to January 1, 1993 of change in
     method of accounting for postretirement
     benefits.........................................                     (.04)
    Extraordinary losses..............................                     (.03)
                                                        ----------   ----------
      Net earnings (loss).............................   $    (.91)   $    1.98
                                                        ----------   ----------
                                                        ----------   ----------
Additional computations (A):
  Weighted average common shares outstanding..........  47,878,690   47,908,225
  Incremental common shares applicable to common stock
   options based on the common stock daily average
   market price during the period.....................     825,657      995,313
                                                        ----------   ----------
  Weighted average common shares, as adjusted.........  48,704,347   48,903,538
                                                        ----------   ----------
                                                        ----------   ----------
  Weighted average common shares outstanding..........  47,878,690   47,908,225
  Incremental common shares applicable to common stock
   options based on the more dilutive of the common
   stock ending or daily average market price during
   the period.........................................     826,028    1,298,964
  Assumed conversion of convertible preferred
   shares.............................................   7,867,451    7,867,542
                                                        ----------   ----------
  Weighted average common shares, assuming full
   dilution...........................................  56,572,169   57,074,731
                                                        ----------   ----------
                                                        ----------   ----------
  Net earnings (loss) applicable to common stock
   assuming conversion of convertible preferred
   stock..............................................   $ (39,526)   $  99,048
                                                        ----------   ----------
                                                        ----------   ----------
  Earnings (loss) per common share:
    Average shares outstanding:
      Operating earnings (loss).......................   $    (.90)   $    2.01
      Cumulative effect to January 1, 1993 of change
      in method of accounting for postretirement
      benefits........................................                     (.04)
      Extraordinary losses............................                     (.03)
                                                        ----------   ----------
        Net earnings (loss)...........................   $    (.90)   $    1.94
                                                        ----------   ----------
                                                        ----------   ----------
    Fully diluted, assuming conversion of all
     applicable securities (B):
      Operating earnings (loss).......................   $    (.70)   $    1.79
      Cumulative effect to January 1, 1993 of change
      in method of accounting for postretirement
      benefits........................................                     (.03)
      Extraordinary losses............................                     (.02)
                                                        ----------   ----------
        Net earnings (loss)...........................   $    (.70)   $    1.74
                                                        ----------   ----------
                                                        ----------   ----------
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(A)  These calculations are submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because they result in dilution of less than 3% or antidilution.
(B) Fully diluted earnings in 1994 as reflected in this exhibit are considered "antidilutive" because they result in per share earnings that exceed per share earnings as determined on the primary basis or per share losses that are less than per share losses as determined on the primary basis. Fully diluted earnings per share in 1994 as reflected in the consolidated statement of earnings (loss) were determined based on primary earnings per share calculations as a result of such antidilution.
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